Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders:

Search123.com Inc.

We have audited the accompanying consolidated balance sheet of Search123.com Inc. as of December 31, 2002, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Search123.com Inc. at December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Los Angeles, California
August 13, 2003

SEARCH123.COM INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2002

Assets
Current assets:
Cash and cash equivalents	$7,356
Accounts receivable	254,255
Prepaid expenses and other current assets	6,945
Total current assets	268,556
Property and equipment, net	462,996
Intangible assets, net	125,300
Other assets	19,376
Total assets	$876,228

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,175,117
Customer deposits	69,536
Notes payable to related party	22,000
Total current liabilities	1,266,653

Stockholders’ deficit:
Convertible Series A preferred stock, $0.40 par value; 7,500,000 shares authorized; 5,206,250 shares issued and outstanding; liquidation preference $2,082,500	2,082,500
Convertible Series B preferred stock, $0.36 par value; 5,000,000 shares authorized; 628,478 shares issued and outstanding; liquidation preference $226,252	193,106
Convertible Series C preferred stock, $0.44 par value; 10,000,000 shares authorized; 3,421,269 shares issued and outstanding; liquidation preference $1,500,000	471,763
Common stock, no par value; 125,000,000 shares authorized; 42,000,000 shares issued and outstanding	1,680,000
Accumulated deficit	(4,817,794)
Total stockholders’ deficit	(390,425)
Total liabilities and stockholders’ deficit	$876,228

The accompanying notes are an integral part of these consolidated financial statements.

SEARCH123.COM INC.
CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2002

Revenue	$3,251,003
Cost of revenue	1,943,757
Gross profit	1,307,246
Operating expenses:
Sales and marketing	492,343
General and administrative	1,134,802
Product development	466,563
Amortization of intangibles assets	35,800
Total operating expenses	2,129,508
Net loss	$(822,262)

The accompanying notes are an integral part of these consolidated financial statements.

SEARCH123.COM, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2002

	Convertible Series A Preferred Stock		Convertible Series B Preferred Stock		Convertible Series C Preferred Stock		Common Stock		Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2001	5,206,250	$2,082,500	628,478	$193,106	—	$—	42,000,000	$1,680,000	$(3,995,532)	$(39,926)
Stock issued in the Simpli acquisition	—	—	—	—	3,421,269	471,763	—	—	—	471,763
Net loss	—	—	—	—	—	—	—	—	(822,262)	(822,262)

Balance at December 31, 2002	5,206,250	$2,082,500	628,478	$193,106	3,421,269	$471,763	42,000,000	$1,680,000	$(4,817,794)	$(390,425)

The accompanying notes are an integral part of these consolidated financial statements.

SEARCH123.COM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2002

Cash flows from operating activities:
Net loss	$(822,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	253,089
Provision for doubtful accounts	34,188
Changes in operating assets and liabilities, net of effects of Simpli acquisition:
Accounts receivable	(188,594)
Prepaid expenses and other current assets	13,310
Other assets	5,625
Accounts payable and accrued expenses	619,012
Customer deposits	(1,528)
Net cash used in operating activities	(87,160)
Cash flows from investing activities:
Net cash acquired in Simpli acquisition	297,559
Purchases of property and equipment	(331,868)
Net cash used in investing activities	(34,309)
Net decrease in cash and cash equivalents	(121,069)
Cash and cash equivalents, beginning of year	128,825
Cash and cash equivalents, end of year	$7,356

Supplemental disclosures of cash flow information:
Cash paid for interest	—

Cash paid for taxes	—
Non-cash investing and financing activities:
Issuance of 3,421,269 shares of Convertible Series C Preferred stock in Simpli acquisition	$481,100

The accompanying notes are an integral part of these consolidated financial statements.

SEARCH123.COM INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

General

Search123.com Inc. (Search123 or the Company) provides a pay-per-click search services on the Internet. Search123 was incorporated on June 9, 1999 in the state of California and officially launched its service in October 2000.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary. All material intercompany transactions and balances have been eliminated in consolidation. The consolidated financial statements include the accounts of the Company and its subsidiary from the date of acquisition.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. At December 31, 2002, cash equivalents consist of a money market account.

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years. Leasehold improvements are amortized over their estimated useful lives, or the term of the lease, whichever is shorter.

Intangible and Long-lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets” (SFAS 144).  The Company assesses the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable through estimated future cash flows expected to result from the use of the asset and the carrying amount exceeds its fair value.  Based on the Company’s assessments, no impairment losses have been recorded for the Company’s intangible and long-lived assets.

Revenue Recognition

Revenue is generated when a user clicks on an advertiser’s listings after an advertiser has bid by making or committing to make a payment based on the amount bid for each click-through.  In cases where a user searches for a term for which the Company does not have a direct advertiser, the Company provides an advertiser listing through an industry partner relationship.  Revenue is recognized when earned based on click-through activity to the extent that the advertiser has deposited sufficient funds with the Company or collection is probable.  The Company has no barter transactions.

The Company has entered into agreements with various non-related party affiliates to provide advertisers’ listings. The Company pays these affiliates based on click-throughs on these listings.

Sales and Marketing

Sales and marketing expenses include salaries, sales commissions, employee benefits, travel and related expenses for the Company’s sales force, and advertising costs.

Advertising costs are expensed as incurred and totaled approximately $18,069  for the year ended December 31, 2002.

General and Administrative

General and administrative expenses include facility costs, professional service fees, salaries, related benefits and expenses for the executive and finance personnel, and other general overhead costs.

Product Development

Product development costs include expenses for the development of new technologies designed to enhance the performance of the Company’s service, including the salaries and related expenses for its software engineering department, as well as costs for contracted services and supplies. With the exception of certain internal use software qualifying for capitalization, all product development costs have been expensed as incurred. The Company follows the guidance of EITF 00-2 “Accounting for Web Site Development Costs” and Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.”  As of December 31, 2002, capitalized software development costs aggregated $259,730 net of related accumulated amortization of $323,964.

Stock-based Compensation

At December 31, 2002, the Company has stock-based employee compensation plans which are described more fully in Note 7.  The Company accounts for its employee stock option plans in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and the related interpretations of FASB Interpretation (FIN) No. 44, “Accounting for Certain Transactions involving Stock Compensation.” Accordingly, compensation expense related to employee stock options is recorded only if, on the date of the grant, the fair value of the underlying stock exceeds the exercise price.

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation.

Year-ended December 31, 2002

Net loss:
As reported	$(822,262)
Additional stock-based compensation expense determined under the fair value method	6,847
Pro forma	$(829,109)

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with major financial institution. Credit is extended to a limited number of customers based on an evaluation of their financial condition. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and industry partners.  To date such losses, if any, have been within management’s expectations. At December 31, 2002, one industry partner, Looksmart, Ltd., comprised more than 90.1% of accounts receivable. For the year ended December 31, 2002, the same industry partner accounted for 24.2% of total revenue.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable, are carried at historical basis. At December 31, 2002 the fair values of these instruments approximated their financial statement carrying amounts because of the short-term maturity of these instruments. The historical basis of the Company’s notes payable approximates the fair value based on market prices for the same or similar issues offered to the Company or its subsidiaries for debt with the same or similar remaining maturities.

Income Taxes

Search123.com uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Comprehensive Loss

The Company accounts for comprehensive loss using Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”.  SFAS 130 establishes standards for reporting comprehensive loss and its components in financial statements. Comprehensive loss, as defined therein, refers to revenues, expenses, gains and losses that are not included in net loss but rather are recorded directly in shareholders’ equity. The company had no elements of total comprehensive loss other than net loss for the year ended December 31, 2002.

Recently Issued Accounting Standards

In June 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” This Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002, though early adoption is encouraged. Management does not believe that the provisions of SFAS No. 146 will have a significant impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, were accounted for as equity. SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments: (1) mandatorily redeemable shares, which the issuer is obligated to buy back in exchange for cash or other assets; (2) put options and forward purchase contracts that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; and, (3) obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer’s shares. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. At this time, the adoption of SFAS No. 150 is not expected to impact the Company’s financial condition or results of operations.

2. Simpli.com, Inc. Acquisition

 On April 10, 2002, the Company completed its acquisition of Simpli.com, Inc. (Simpli).   Under the terms of the merger agreement, a wholly-owned subsidiary of the Company was merged with and into Simpli and Simpli survived as a wholly-owned subsidiary of the Company.  The Simpli technology applies a scientific understanding of language, human cognition, and Web behavior, to help improve interaction with end-users. The Simpli technology employs a set of proprietary knowledge databases and algorithms to implement a linguistic architecture and network technology that translates search terms into concepts and user intention, improving how advertisements are targeted to consumers.

Under the terms of the merger agreement, the former Simpli stockholders received 3,421,269 shares of Search123 Convertible Series C Preferred Stock, valued at approximately $481,100 for all the outstanding stock of Simpli.  The net assets acquired consisted of the following:

Assets
Cash	$297,559
Prepaid expenses	6,582
Property and equipment	100,000
Purchased technology	161,100
Total assets	565,241

Liabilities
Accrued expenses	84,141
Total liabilities	84,141
Net assets	$481,100

3. Property and Equipment

Property and equipment at December 31, 2002 consisted of computer equipment at a cost of $351,710, capitalized software at a cost of $581,694 and purchased software at a cost of $7,180, totaling $940,584 at cost and $462,996 at net book value.  Useful lives of property and equipment range from 18 months to 3 years.  Accumulated depreciation and amortization totaled $477,588.

4. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 2002 consisted of the following:

Accounts payable	$388,004
Payments to third-party web sites	602,029
Deferred compensation	59,875
Vacation liability	31,809
Payroll and payroll taxes	25,621
Legal expenses	15,000
Other accrued liabilities	52,779
$1,175,117

5. Income Taxes

The provision for income taxes for the year ended December 31, 2002 is comprised of the following:

Current:
Federal	$—
State	—

—
Deferred:
Federal	(246,190)
State	(70,139)
(316,329)
Change in valuation allowance	316,329
Provision for income taxes	$—

The components of the deferred tax assets at December 31, 2002 are as follows:

Deferred tax assets:
Net operating losses	$1,073,695
Deferred compensation	23,851
Other accrued expenses	6,660
Gross deferred tax assets	1,104,206
Valuation allowance	(1,067,874)
Net deferred tax assets	36,332
Deferred tax liabilities:
Depreciation and amortization	(36,332)
Total deferred tax liabilities	(36,332)
Net deferred tax assets	$—

Due to the uncertainty surrounding realization of the tax benefits in the future, the Company has placed a valuation allowance against its deferred tax assets except for the balance it believes is more likely than not of being recovered. At December 31, 2002, the Company had net operating losses for federal and state purposes of $2,695,396. The federal and state net operating losses begin to expire in 2011 and 2004, respectively.

The overall effective tax rate differs from the statutory Federal tax rate for the year ended December 31, 2002 as follows:

Tax benefit based on the federal statutory rate	34.0%
State income taxes, net of federal benefit	5.8%
Non-deductible meal and entertainment	(1.0)%
Adjustment to valuation allowance, net of Simpli acquisition	(38.8)%
—%

6. Capitalization

Series A Preferred Stock

The Company has 7,500,000 shares of Series A Preferred Stock authorized and has issued 5,206,250 shares of convertible Series A Preferred Stock having an initial liquidation preference of $2,082,500 or $0.40 per share.  At the holder’s option, each share of Series A Preferred Stock is convertible into 4 shares of the Company’s Common Stock, subject to adjustment under certain circumstances.  Holders of the Series A Preferred Stock have the right to vote the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock. The Series A Preferred Stock will be automatically converted in Common Stock, at the then applicable conversion ratio, in connection with a defined public Common Stock offering or the approval of two-thirds of the holders of all outstanding Preferred Stock.  In addition, upon dissolution or liquidation of the Company, holders of Series A, Series B and Series C Preferred Stock together on a pro rata basis are entitled to the liquidation preference prior to any distribution of net assets to common shareowners.

Series B Preferred Stock

The Company has 5,000,000 shares of Series B Preferred Stock authorized and has issued 628,478 shares of convertible Series B Preferred Stock having an initial liquidation preference of $226,252 or $0.36 per share.  At the holder’s option, each share of Series B Preferred Stock is convertible into 3 shares of the Company’s Common Stock, subject to adjustment under certain circumstances.  Holders of the Series B Preferred Stock have the right to vote the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock. The Series B Preferred Stock will be automatically converted in Common Stock, at the then applicable conversion ratio, in connection with a defined public Common Stock offering or the approval of two-thirds of the holders of all outstanding Preferred Stock.  In addition, upon dissolution or liquidation of the Company, holders of Series A, Series B and Series C Preferred Stock together on a pro rata basis are entitled to the liquidation preference prior to any distribution of net assets to common shareowners.

Series C Preferred Stock

The Company has 10,000,000 shares of Series C Preferred Stock authorized and has issued 3,421,269 shares of convertible Series C Preferred Stock having an initial aggregate liquidation preference of $1,500,000 or $0.44 per share.  At the holders’ option, each share of Series C Preferred Stock is convertible into 3 shares of the Company’s Common Stock, subject to adjustment under certain circumstances.  The holder of the Series C Preferred Stock has the right to vote the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock. The Series C Preferred Stock will be automatically converted in Common Stock, at the then applicable conversion ratio, in connection with a defined public Common Stock offering or the approval of two-thirds of the holders of all outstanding Preferred Stock.  In addition, upon dissolution or liquidation of the Company, holders of Series A, Series B and Series C Preferred Stock together on a pro rata basis are entitled to the liquidation preference prior to any distribution of net assets to common stockholders. In connection with the sale of the Company, as more fully described in Note 11, the Series C Preferred Stock holder agreed to decrease the liquidation preference to $750,000 effective on the close of the sale of the Company.

Warrants

On April 15, 2002, the Company issued a warrant to purchase 700,583 shares of Common Stock at an exercise price of $0.01 per share to a company in connection with a beta testing agreement. As of December 31, 2002, such beta testing was not performed.  The estimated fair value of this warrant at issuance was approximately $4,000 was recognized as equity related charges in operations for the year ended December 31, 2002. In connection with the sale of the Company, as more fully described in Note 11, the holder of this warrant agreed to cancel and surrender this warrant effective May 30, 2003.

                On December 16, 2002, the Company issued a warrant to purchase 209,333 shares of Common Stock at an exercise price of $0.01 per share to a non-employee individual in connection with financial services provided to the Company.  The estimated fair value of this warrant at issuance was approximately $1,300 and was recognized as equity related charges in operations for the year ended December 31, 2002. In connection with the sale of the Company, as more fully described in Note 11, the holder of this warrant agreed to cancel and surrender this warrant effective May 27, 2003.

7. Stock Options

Stock Option Plan

On April 1, 2000, the Board of Directors adopted and the stockholders approved the Company’s initial stock incentive plan, the Stock Option Plan (the “2000 Stock Option Plan”). A total of 5,000,000 shares of common stock have been reserved for issuance under the 2000 Stock Option Plan, of which 2,975,000 shares were available for future grant at December 31, 2002.

2001 Stock Option Plan

On January 30, 2001, the Board of Directors adopted, and the stockholders approved, the 2001 Stock Option Plan (the “2001 Stock Plan”). A total of 18,000,000 shares of common stock have been reserved for issuance under the 2001 Stock Plan, of which 389,750 shares were available for future grant at December 31, 2002.

2002 Stock Option Plan

On June 5, 2002, the Board of Directors adopted and the stockholders approved, the 2002 Stock Option Plan (the “2002 Stock Plan”). A total of 21,000,000 shares of common stock have been reserved for issuance under the 2002 Stock Plan, of which 12,292,500 shares were available for future grant at December 31, 2002.

All of the stock incentive plans provide for the granting of nonstatutory and incentive stock options to employees, officers, directors and consultants of the Company.  Options granted generally begin vesting on the employee’s date of employment, and vest within a five-year period from the first anniversary date and generally expire five years from the date of grant.

The following table summarizes activity under all the stock option plans for the year ended December 31, 2002:

	Number of Shares	Price Per Share	Weighted Average Exercise Price

Options outstanding at December 31, 2001	21,092,750	$0.02 - $0.04	$0.02
Granted	8,728,333	$0.01	$0.01
Cancelled	(1,478,333)	$0.02 - $0.04	$0.03
Options outstanding at December 31, 2002	28,342,750	$0.01 - $0.04	$0.02

The weighted-average per-share fair value of individual options granted during 2002 was $0.01.

Additional information with respect to the outstanding options as of December 31, 2002 is as follows:

Number of Shares	Options Outstanding Average Remaining Contractual Life (In Years)	Average Exercise Prices	Options Exercisable
			Number of Shares	Average Exercise Price
8,707,500	4.99	$0.01	8,635,500	$0.01
17,610,250	2.61	$0.02	15,877,439	$0.02
2,025,000	3.86	$0.04	1,560,414	$0.04
28,342,750	3.43	$0.02	26,070,353	$0.02

The Company calculated the fair value of each option grant on the date of grant using the option-pricing models as prescribed by Statement No. 123 using the following assumptions:

Risk-free interest rates	1.25%
Expected lives (in years)	5
Dividend yield	0.00%
Expected volatility	0.00%

8. Defined Contribution Plan

The Company has a employee retirement savings plan (the “Savings Plan”) that qualifies as a defined contribution plan under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating employees may defer a percentage (not to exceed 20%) of their eligible pretax earnings up to the Internal Revenue Service’s annual contribution limit. All full time employees on the payroll of the Company are eligible to participate in the plan. The Savings Plan does not invest participant contributions in the Company’s common stock. Company matching and profit sharing contributions are discretionary.  There were no Company contributions to the Savings Plan during the year-ended December 31, 2002.

9. Commitments and Contingencies

Leases

Future minimum lease payments under noncancellable operating leases with initial or remaining lease terms in excess of one year as of December 31, 2002 are as follows:

Year Ending December 31:	Operating Lease Commitments
2003	$98,640
2004	107,635
2005	105,195
2006	108,967
2007	113,598
Thereafter	9,499
Total minimum lease payments	$543,534

Total rent expense under operating leases was $127,970 for the year ended December 31, 2002.

Employment Contracts

The Company has entered into an employment agreement with a key executive officer expiring on December 31, 2003.  In addition to a base salary, the agreement provides for a cash and stock option grant bonus based on operating income goals.  Additionally, the agreement provides for payment of a cash fee, based upon valuation, to be paid at the closing of any consolidating event, as defined, provided that such key executive identified the consolidation opportunity.

10. Related Party Transactions

One of the Company’s directors and a principal shareholder, is also and officer, director and shareholder of Jettis.com, Inc., which provides credit card billing and processing services for the Company.  During 2002 the company incurred expenses aggregating $85,802 to Jettis.com, Inc.  There were no amounts payable to Jettis.com, Inc. as of December 31, 2002.

The same director and principal shareholder is also an officer, director and shareholder of Investors Media Group, Inc. (“IMG”).  The Company subleased office space in the past from IMG and paid IMG for other support and administrative services during the course of said sublease.  The rental agreement for space sub-let from IMG was terminated as of January 31, 2003. During 2002 the Company paid $130,466 to IMG under this agreement. There were no amounts payable to IMG as of December 31, 2002.

The Company owes this director and a principal shareholder the amount of $22,000.  This obligation is non-interest bearing and is payable on demand.

The Company has engaged the services of Berger, Kahn, Shafton, Moss, Simon, Figler and Gladstone on several occasions.  A second director and shareholder of the Company, is a partner in that law firm. During 2002 the company incurred legal expenses aggregating $3,593 to this firm.  As of December 31, 2002, the amount payable to this firm was $750.

11. Subsequent Event

On May 30, 2003, the Company was acquired pursuant to an Agreement and Plan of Merger by and among ValueClick, Inc., a Delaware corporation (“ValueClick”), Search123.com Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ValueClick (“Acquisition”), Search123 and James K Beriker in his capacity as Search123 Agent.  Pursuant to the terms of the merger agreement, Acquisition was merged with and into Search123, with Search123 surviving as a wholly-owned subsidiary of ValueClick.

Pursuant to the merger agreement, ValueClick acquired all of the outstanding capital stock of the Company for a cash purchase price of $3.4, million including direct transaction costs of approximately $200,000, was calculated a based on an aggregate price of $4.7 million less the defined working capital deficit assumed.  Also pursuant to the merger agreement all outstanding stock options were cancelled.

Other than at will employment letters with certain Search123 personnel, including James K. Beriker, the former president and chief executive officer of Search123, offering post-acquisition employment on terms similar to those of other ValueClick employees providing equivalent services, at the time of the acquisition there were no material relationships between Search123 or any of its stockholders and ValueClick or any of ValueClick’s affiliates, any director or officer of ValueClick, or any associate of any such director or officer.